EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statement of
CPAC, Inc. on Form S-2 Post-Effective Amendment No. 1 (File No. 333-06987), in the registration statements of CPAC, Inc. on Forms S-3 (File No.'s 33-52164 and 333-06965), in the registration statement of CPAC, Inc. on Form S-8
(File No. 333-39529) and in the registration statement of CPAC, Inc. on Amendment No. 1 to Form S-8 (File No. 333-13365), of our report dated May 29, 1998, on our audits of the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries as of March 31, 1998 and 1997, and for each of the three years in the period ended March 31, 1998, which report is included in this Annual Report on Form 10-K.


                                          /s/ Coopers & Lybrand L.L.P.
                                          COOPERS & LYBRAND L.L.P.



Rochester, New York
June 24, 1998